                                                                    Exhibit 23.5

[LOGO]
                     [LETTERHEAD OF MORTEN BEYER & AGNEW]

                     Consent of Morten Beyer & Agnew, Inc

     We refer to the Prospectus Supplement dated August 10, 2001 of United Air Lines, Inc. related to the offer and sale of $1,466,959,000 aggregate face amount of Pass Through Certificates, Series 2001-1 (the "Prospectus"). We hereby consent to the inclusion of our report dated July 25, 2001 in the Prospectus and to the reference to our firm's name in the Prospectus under the caption "Experts."

Date: August 10, 2001          Morten Beyer & Agnew,Inc

                               By: /s/ Bryson P. Monteleone
                                   ------------------------
                                   Name: Bryson P. Monteleone
                                         --------------------
                                   Title: Vice President of Operations
                                          ----------------------------